EXHIBIT 99.2
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                           Director Resignation Policy
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As a condition for nomination or re-nomination, a director nominee shall agree to submit a letter of resignation from the Board in the event the director fails to receive a majority of votes cast in an uncontested election. A "majority of votes cast" means that the number of shares voted "for" a director exceeds the number of votes cast as "withheld" or "against" that director. A nominee who does not receive a majority of the votes cast shall immediately tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Corporate Governance & Nominating Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting and in any event within 90 days after the certification of the election results. Absent a compelling reason for the director to remain on the Board, it is expected that the Board will accept the resignation. The Board's explanation of its decision shall be promptly disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.